UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2018

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2018, Dave Carter notified Cornerstone OnDemand, Inc. (the “Company”) of his decision to resign from his position as Chief Sales Officer of the Company, effective March 31, 2018, after nearly a decade of service. During his tenure, Mr. Carter helped grow the Company’s annual billings from roughly $20 million to approximately $500 million. In December 2017, the Company appointed Jeff Lautenbach as President of Global Field Operations to oversee its global sales, delivery, client success, and content functions. Mr. Carter will not be replaced, as his team is already reporting to Mr. Lautenbach.

On January 12, 2018, (i) R. C. Mark Baker notified the Company of his decision to retire from the board of directors of the Company (the “Board”) at the Company’s 2018 annual meeting of stockholders, (ii) Joseph P. Payne notified the Company of his decision to retire from the Board when his current term expires at the Company’s 2018 annual meeting of stockholders, and (iii) Harold W. Burlingame notified the Company of his decision to retire from the Board when his current term expires at the Company’s 2019 annual meeting of stockholders. The decisions to retire made by Messrs. Baker, Payne and Burlingame were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD Disclosure.

On January 17, 2018, the Company issued a press release announcing plans to make several changes to its corporate governance structure, including (i) the separation of the chairman and chief executive officer roles and (ii) the unanimous agreement by the Board to submit and support a proposal at the Company’s 2018 annual meeting of stockholders to declassify the Board. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press release dated January 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

Date: January 17, 2018	By:	/s/ Adam Miller
Name: Adam Miller Title: Chief Executive Officer